SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) May 24, 2001


                           INTERNET CABLE CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


      NEVADA                    000-26011                    87-0540291
      ------                    ---------                    ----------
   (State or other            (Commission                  (IRS Employer
   jurisdiction of            File Number)               Identification No.)
   incorporation)


                               1463 DUNWOODY DRIVE
                        WEST CHESTER, PENNSYLVANIA 19380
                        --------------------------------
          (Address of principal executive offices, including zip code)


                                 (610) 647-0400
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

1. At a special meeting of the Board of Directors of Internet Cable Corporation (the "Company") held May 24, 2001, the incumbent board increased the permissible number of board members and elected four additional directors to fill vacancies created by the increase . The election was pursuant to a Memorandum of Understanding dated May 24, 2001 and negotiated between Hovey Aiken III, for himself as a stockholder of the Company, and Michael F. Mulholland, Company chairman and president, William
     F. Walsh and Robert F. Bronner, both Company officers. Pursuant to the Memorandum, the incumbent board resigned, which action left the newly elected directors and the sole members of the board. At a meeting of the newly elected directors convened later on May 24, two more persons were elected as directors to fill vacancies. As a result of these actions, the Company's board of directors now consists of the following persons (collectively referred to as the "New Directors"):

     BLAINE BURNIE, age 47, brings to the Company an extensive corporate background in Senior Management and Customer Service. His history of successes includes start up ventures, to being an essential part of senior management for large corporations. Past accomplishments include the creation of "One Stop Shopping" program for a large waste company, resulting in increased revenues of over twenty million dollars across North America. Mr. Burnie is the President of Cable Systems Technical Services, Inc., the Company's principal subsidiary, and has been an integral part of the success and instrumental in the growth of the Company's US and Canadian business. His strong business relationships with contacts in the broadband industry have been key to the success and profitability of the Company. Mr. Burnie has developed a strong management team and technical staff to meet the needs of our customers.

     J. Robert Jones, age 47, has been employed by the Company since 1999, but under Mr. Mulholland's management had not had any assigned duties. Mr. Jones brings sales and marketing, company startup, Zenith certification, and technical and cable-modem experience to the Company. As Vice President of Marketing/Technology at King Communications, Mr. Jones pioneered the first generation of cable modems to King, North Carolina. Mr. Jones has eighteen years experience in negotiating multi-million dollar sales contracts for numerous companies such as Pan American Continental and Transworld Airlines. Mr. Jones has founded two successful companies, one of which, Micro Tech, implemented Internet service for many of the Caribbean Islands. Mr. Jones attended Central Piedmont College in Charlotte, North Carolina and the College of Marin County in Marin County, California.

     TIMOTHY R. KARNES, age 43, is the founder of Internet Cable Corporation and served as the Chairman of the Board and the Company's President from 1997 until 2000. He currently holds the title of President of Internet Services but has no duties. Prior to Mr. Mulholland taking the position of chief executive officer, Mr. Karnes' responsibilities at the Company included the execution of private placements, mergers and acquisitions, increasing shareholder value and day-to-day operations of a public company. In 1994, Mr. Karnes co-founded Sims Internet, a pioneer in the Internet service provider industry. Mr. Karnes is certified by Zenith Electronics corporation in cable modem technologies. Prior to 1994 Mr. Karnes founded and was President of Palmetto Research Opportunities, Inc., an employment research firm. In 1988 Mr. Karnes was the founder and publisher of Auction Guide Magazine. In 1991, Mr. Karnes founded a nonprofit organization, Operation Desert News, Inc. Mr. Karnes attended Ecole de Monte Rosa in Lausanne, Switzerland, the College of Charleston and Wake Forest University.

     JOSEPH M. MELANSON, age 44, is the founder in 1995 of Cable Systems Technical Services Inc., a constituent of the Company's current business, and served as its CEO, president and Chairman. Under his management, Cable Systems Technical Services grew to be one of the largest and most respected technical engineering services company in North America with an annual sales volume of $10 million and offices in Toronto, Kitchener and London in Canada and Richmond, Virginia, Chicago, Illinois and Jacksonville, Florida and a U.S. subsidiary. He served as a director and officer of the Company from January 2000, when the Cable Systems Technical Services was acquired by the Company until February 2001. See the "Issues" above for explanations regarding his departure from the Company's management. He has been successful in the Broadband Communications business since 1979 in the capacity of Senior management, officer, director and stockholder in both private and public companies. He is a sustaining member of the SCTE, Society of Telecommunications Engineers and has been a guest speaker at numerous industry conventions and events, a published writer of articles, technical white papers, and business plans for fortune 1000 companies and industry publications. Mr. Melanson has attended the University of British Columbia, McMaster University and continuing education business courses from Harvard.

     ROBERT A. MODANSKY, age 46, began his professional career in 1976 with Arthur Andersen, SC in Washington, D.C. and New York, specializing in the "Emerging Business Group." After leaving Arthur Andersen in 1979, Mr. Modansky spent the following eight years as the Chief Financial Officer of a $100 million wholesale distribution company. Mr. Modansky joined the firm of Strauss & Comas, PC in 1991, and was made a partner in 1994. Mr. Modansky has actively developed the firm's insolvency practice and the firm is currently involved in cases representing debtor's, creditor's committee and the trustee in bankruptcy. Mr. Modansky has been a speaker at the Long Island University Center for Accounting and Tax Education Conference on "Financially Troubled Business and Insolvency" and will be a speaker at the 2001 New York State Society of Certified Public Accountants annual Bankruptcy and Reorganization Conference. Mr. Modansky is actively involved with his firm's public client strategic and tax planning and filing compliance. Mr. Modansky is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He earned a B.S. degree in Business Administration from The American University, Washington, D.C. in 1976. He was admitted to public accounting practice in Virginia in 1978 and in New York in 1979.

     ANDREW SCHECTER, age 40, is an accomplished and results-oriented senior level information technology and management professional with a demonstrated track record of success in applying technology to improve business performance for small/mid-size corporations. His background encompasses the introduction and management of effective hardware, software and work process procedures to maximize system efficiency and reduce operating costs. He is experienced in the development of business plans and the procurement of investment capital. From October 2000 to the present, Mr. Schecter has been engaged in a private consulting practice focusing on the management and operations of companies in the Internet, e-business, broadband and telecommunications industries. He is a specialist in creation of infrastructure, operations systems, corporate culture and information technology facilitation, particularly in turnaround situations. From April 1996 to October 2000, he was employed by JMJ Connections, Ltd. of Clifton, New Jersey as Vice President/Chief Operating Officer for computer network integration and Internet services company, providing network, software, Internet and e-commerce solutions to small/mid-sized corporations. Mr. Schecter earned a Bachelor of Arts degree in History for the University of Rochester, Rochester, New York in 1982.

2. The Company has received no information from any resigning directors that their resignations were the result of a disagreement with the Company on any matter relating to its operations, policies or practices.

3. The Company is in the process of closing its executive offices located in Westchester, Pennsylvania and is relocating its executive offices to the offices of its principal subsidiary, Cable Systems Technical Services, Inc., at 195 Riviera Drive, Markham, Ontario, Canada.

4. In a related matter, Mr. Melanson has withdrawn his objections to the Company's treatment of certain accounting matters in its financial statements for fiscal 1999 and 2000. As the Company's chairman and chief executive officer, Mr. Melanson is now in a position to make an appropriate investigation and to work with the Company's independent auditors to resolve such matters.


Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.

(c)  The following exhibits are furnished in accordance with the provisions of
     Item 601 of regulation S-K:

     99.1 Memorandum of Understanding dated May 24, 2001.


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                                    SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  INTERNET CABLE CORPORATION



                                                 By: /s/ Joseph M. Melanson
                                                     ------------------------
                                                     Joseph Melanson
                                                     President and CEO


Dated: May 30, 2001